Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-224463) and on Form F-3 (File No. 333-228677) (collectively, the “Registration Statements”) of our report dated January 29, 2021, which contains an explanatory paragraph regarding the effects of the adjustments to retrospectively apply the change in accounting related to the discontinued operations of Forest Food, as described in Notes 1 and 17, which were audited by other auditor, relating to the consolidated balance sheet of Farmmi, Inc. as of September 30, 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2020, which appear in such Registration Statements. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Friedman LLP

New York, New York

January 26, 2022